Exhibit 99.1
WERNER ENTERPRISES, INC.
14507 Frontier Road
P. O. Box 45308
Omaha, Nebraska 68145

FOR IMMEDIATE RELEASE	Contact: John J. Steele
Executive Vice President, Treasurer and
Chief Financial Officer
(402) 894-3036

WERNER ENTERPRISES REPORTS THIRD QUARTER 2015 REVENUES AND RECORD THIRD QUARTER EARNINGS

Omaha, Nebraska, October 20, 2015:

Werner Enterprises, Inc. (NASDAQ: WERN), one of the nation's largest transportation and logistics companies, reported revenues and earnings for the third quarter ended September 30, 2015.

Summarized financial results for third quarter and year-to-date 2015 compared to third quarter and year-to-date 2014 are as follows (dollars in thousands, except per share data):

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% Change	2015	2014	% Change
Total revenues	$534,448	$551,961	(3)%	$1,564,746	$1,586,103	(1)%
Trucking revenues, net of fuel surcharge	360,124	334,520	8%	1,042,309	978,067	7%
Value Added Services (“VAS”) revenues	102,149	106,490	(4)%	296,459	292,145	1%
Operating income	52,800	41,690	27%	143,195	107,461	33%
Net income	32,076	25,970	24%	87,066	65,941	32%
Earnings per diluted share	0.44	0.36	23%	1.20	0.91	32%

During third quarter 2015, we accrued a total of $3.9 million of expense ($2.4 million after tax), or three cents per share, related to a class action suit involving an employment-related claim and a separation agreement for an executive resignation previously disclosed in third quarter 2015.

Freight demand in third quarter 2015 and so far in October 2015 has been similar to historical standards and not as strong as the robust freight market during the same periods in 2014.

Constrained truck capacity combined with a gradually improving economy in the retail, consumer products and grocery products markets primarily served by us are contributing to freight demand trends. Truckload industry capacity is challenged by an extremely competitive driver recruiting market and heightened regulatory cost increases for safety and truck ownership. We expect this favorable trend will continue. There are numerous pending and proposed federal safety initiatives that could further limit truckload and driver capacity in the next few years, including mandatory electronic logging devices (ELD’s), a national drug and alcohol driver database, increased minimum liability insurance requirements for carriers, more sophisticated drug screening procedures for drivers and mandatory truck speed limiter devices. It is expected that the final rule for ELD’s will be issued in fourth quarter 2015.

Werner Enterprises, Inc. - Release of October 20, 2015

Average revenues per tractor per week, net of fuel surcharge, increased 2.1% in third quarter 2015 compared to third quarter 2014. Third quarter 2014 average revenues per tractor per week were 7.4% higher than third quarter 2013. Our continued focus on securing driver friendly, highly productive freight and improved freight selection using our proprietary freight optimization system enabled us to essentially maintain our average miles per truck in a freight market that is not as stellar as third quarter 2014. Our average miles per truck declined slightly by 0.7% in third quarter 2015 compared to third quarter 2014.

Average revenues per total mile, net of fuel surcharge, increased 2.8% in third quarter 2015 compared to third quarter 2014, despite a 49 basis point increase in the empty mile percentage from 12.04% to 12.53%. Our average length of haul in third quarter 2015 was 2% higher than third quarter 2014.

We are making continued progress implementing sustainable rate increases with our customers. These efforts are ongoing as we move forward and work to recoup the cost increases associated with more expensive equipment, a shrinking supply of qualified drivers and an increasingly challenging regulatory environment. Strategic customers understand the collective capacity and service challenges facing our company and our industry and are supportive of Werner's ongoing initiatives to provide sustainable transportation solutions in support of their supply chain needs.

In third quarter 2015, we averaged 7,355 trucks in service in the Truckload segment and 60 intermodal drayage trucks in the VAS segment. Following an ongoing and intense company-wide focus to improve our driver recruiting and retention, we ended third quarter 2015 with 7,415 trucks in the Truckload segment, a sequential improvement of 140 trucks compared to the end of second quarter 2015 and a year-over-year improvement of 355 trucks compared to the end of third quarter 2014. Our Specialized Services unit, primarily Dedicated, ended the quarter with 3,710 trucks (or 50% of our total Truckload segment fleet).

Diesel fuel prices were $1.25 per gallon lower in third quarter 2015 than in third quarter 2014 and were 26 cents per gallon lower than in second quarter 2015. For the first 20 days of October 2015, the average diesel fuel price per gallon was $1.00 lower than the average diesel fuel price per gallon in the same period of 2014 and 79 cents lower than in fourth quarter 2014. The components of the Company's total fuel cost consist of and are recorded in our income statement as follows: (i) Fuel (fuel expense for company trucks excluding federal and state fuel taxes); (ii) Taxes and Licenses (federal and state fuel taxes); and (iii) Rent and Purchased Transportation (fuel component of our independent contractor costs, including the base cost of fuel and additional fuel surcharge reimbursement for costs exceeding the fuel base).

The significantly lower fuel prices in third quarter 2015 compared to third quarter 2014 primarily caused a reduction in fuel surcharge revenues by $36 million in the Truckload segment and revenues by an estimated $7 million in the VAS segment. This had the effect of reducing total consolidated revenues by an estimated 8 percentage points in third quarter 2015 compared to third quarter 2014.

We continue to invest in equipment solutions to improve the driver experience, raise operational efficiency and better manage maintenance and safety costs. We increased our capital expenditures in the last 12 months to lower the average age of our truck fleet and attained an average age of 1.9 years as of September 30, 2015, which compares to an average age of 2.3 years as of September 30, 2014. Net capital expenditures in the first nine months of 2015 were $251 million compared to $147 million in the first nine months of 2014. We estimate net capital expenditures for the full year of 2015 to be in the range of $300 to $325 million. We remain committed to investing in a best in class fleet for the benefit of our customers, our drivers and the Werner brand.

The driver recruiting market remained very challenging during third quarter 2015. Several difficult market factors persist including a declining number of, and increased competition for, driver training school graduates, a gradually declining national unemployment rate, aging truck driver demographics and increased truck safety regulations.

Werner Enterprises, Inc. - Release of October 20, 2015

Gains on sales of assets were $6.7 million in third quarter 2015, including a $0.7 million gain from a real estate sale. This compares to gains on sales of assets of $4.5 million in third quarter 2014 and gains on sales of assets of $6.7 million in second quarter 2015. In third quarter 2015, we sold more trucks and trailers than in third quarter 2014. We realized lower average gains per truck and higher average gains per trailer in third quarter 2015 compared to third quarter 2014. Gains on sales of assets are reflected as a reduction of Other Operating Expenses in our income statement.

To provide shippers with additional sources of managed capacity and network analysis, we continue to develop our non-asset-based VAS segment. VAS includes Brokerage, Freight Management, Intermodal and Werner Global Logistics (International).

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015		2014		2015		2014
Value Added Services (amounts in thousands)	$	%	$	%	$	%	$	%
Operating revenues	$102,149	100.0	$106,490	100.0	$296,459	100.0	$292,145	100.0
Rent and purchased transportation expense	86,085	84.3	93,762	88.0	251,406	84.8	253,525	86.8
Gross margin	16,064	15.7	12,728	12.0	45,053	15.2	38,620	13.2
Other operating expenses	11,043	10.8	11,706	11.0	32,579	11.0	33,488	11.4
Operating income	$5,021	4.9	$1,022	1.0	$12,474	4.2	$5,132	1.8

In third quarter 2015, VAS revenues decreased $4.3 million or 4%, and operating income dollars increased $4.0 million or 391%, compared to third quarter 2014. Adjusting for lower fuel prices that reduced operating revenues by an estimated $7 million, operating revenues would have increased 3%. The VAS gross margin percentage in third quarter 2015 of 15.7% improved year over year compared to the gross margin percentage of 12.0% in third quarter 2014. The VAS operating income percentage in third quarter 2015 of 4.9% improved from third quarter 2014 of 1.0%.

Comparisons of the operating ratios for the Truckload segment (net of fuel surcharge revenues of $52.4 million and $88.8 million in third quarters 2015 and 2014, respectively, and $167.2 million and $268.6 million in the year-to-date 2015 and 2014 periods, respectively) and the VAS segment are shown below.

	Three Months Ended September 30,			Nine Months Ended September 30,
Operating Ratios	2015	2014	Difference	2015	2014	Difference
Truckload Transportation Services	86.7%	88.5%	(1.8)%	87.5%	90.1%	(2.6)%
Value Added Services	95.1%	99.0%	(3.9)%	95.8%	98.2%	(2.4)%

Fluctuating fuel prices and fuel surcharge revenues impact the total company operating ratio and the Truckload segment's operating ratio when fuel surcharges are reported on a gross basis as revenues versus netting against fuel expenses. Eliminating fuel surcharge revenues, which are generally a more volatile source of revenue, provides a more consistent basis for comparing the results of operations from period to period. The Truckload segment's operating ratios for third quarter 2015 and third quarter 2014 are 88.3% and 90.9%, respectively, and for year-to-date 2015 and 2014 are 89.2% and 92.2%, respectively, when fuel surcharge revenues are reported as revenues instead of a reduction of operating expenses.

Our financial position remains strong. As of September 30, 2015, we had $75.0 million of debt outstanding and $903.2 million of stockholders' equity.

Werner Enterprises, Inc. - Release of October 20, 2015

	INCOME STATEMENT
	(Unaudited)
	(In thousands, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015		2014		2015		2014
	$	%	$	%	$	%	$	%
Operating revenues	$534,448	100.0	$551,961	100.0	$1,564,746	100.0	$1,586,103	100.0
Operating expenses:
Salaries, wages and benefits	167,301	31.3	149,206	27.0	479,142	30.6	428,425	27.0
Fuel	50,855	9.5	86,820	15.7	160,996	10.3	270,026	17.0
Supplies and maintenance	50,283	9.4	48,527	8.8	144,328	9.2	140,268	8.8
Taxes and licenses	22,616	4.2	21,420	3.9	66,459	4.3	63,563	4.0
Insurance and claims	17,372	3.3	19,789	3.6	60,034	3.8	59,175	3.7
Depreciation	49,081	9.2	44,182	8.0	143,065	9.1	131,878	8.3
Rent and purchased transportation	122,006	22.8	133,893	24.2	360,706	23.1	373,778	23.6
Communications and utilities	3,786	0.7	3,689	0.7	11,301	0.7	10,597	0.7
Other	(1,652)	(0.3)	2,745	0.5	(4,480)	(0.3)	932	0.1
Total operating expenses	481,648	90.1	510,271	92.4	1,421,551	90.8	1,478,642	93.2
Operating income	52,800	9.9	41,690	7.6	143,195	9.2	107,461	6.8
Other expense (income):
Interest expense	511	0.1	140	—	1,569	0.1	370	—
Interest income	(760)	(0.1)	(614)	—	(2,088)	(0.1)	(1,929)	(0.1)
Other	32	—	43	—	257	—	2	—
Total other expense (income)	(217)	—	(431)	—	(262)	—	(1,557)	(0.1)
Income before income taxes	53,017	9.9	42,121	7.6	143,457	9.2	109,018	6.9
Income taxes	20,941	3.9	16,151	2.9	56,391	3.6	43,077	2.7
Net income	$32,076	6.0	$25,970	4.7	$87,066	5.6	$65,941	4.2

Diluted shares outstanding	72,478		72,364		72,546		72,706
Diluted earnings per share	$0.44		$0.36		$1.20		$0.91

	SEGMENT INFORMATION
	(Unaudited)
	(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues
Truckload Transportation Services	$417,861	$428,619	$1,225,439	$1,261,194
Value Added Services	102,149	106,490	296,459	292,145
Other	14,087	16,868	41,996	33,115
Corporate	634	688	1,880	2,075
Subtotal	534,731	552,665	1,565,774	1,588,529
Inter-segment eliminations (1)	(283)	(704)	(1,028)	(2,426)
Total	$534,448	$551,961	$1,564,746	$1,586,103

Operating Income
Truckload Transportation Services	$48,747	$39,138	$131,901	$98,238
Value Added Services	5,021	1,022	12,474	5,132
Other	(1,354)	404	(2,038)	1,245
Corporate	386	1,126	858	2,846
Total	$52,800	$41,690	$143,195	$107,461

(1) Inter-segment eliminations represent transactions between reporting segments that are eliminated in consolidation.

Werner Enterprises, Inc. - Release of October 20, 2015

	OPERATING STATISTICS BY SEGMENT
	(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% Change	2015	2014	% Change
Truckload Transportation Services segment
Average percentage of empty miles	12.53%	12.04%	4.1%	12.30%	12.05%	2.1%
Average trip length in miles (loaded)	483	475	1.7%	480	469	2.3%
Average tractors in service	7,355	6,974	5.5%	7,205	7,011	2.8%
Average revenues per tractor per week (1)	$3,767	$3,690	2.1%	$3,710	$3,577	3.7%
Total trailers (at quarter end)	22,495	22,005		22,495	22,005
Total tractors (at quarter end)
Company	6,710	6,395		6,710	6,395
Independent contractor	705	665		705	665
Total tractors	7,415	7,060		7,415	7,060

Value Added Services segment
Average tractors in service	60	50		54	48
Total trailers (at quarter end)	1,405	1,750		1,405	1,750
Total tractors (at quarter end)	70	55		70	55

(1) Net of fuel surcharge revenues.

	SUPPLEMENTAL INFORMATION
	(Unaudited)
	(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Capital expenditures, net	$91,703	$84,032	$251,109	$146,839
Cash flow from operations	89,200	74,666	282,772	165,211
Return on assets (annualized)	8.2%	7.4%	7.6%	6.4%
Return on equity (annualized)	14.4%	13.0%	13.4%	11.2%

Werner Enterprises, Inc. - Release of October 20, 2015

	CONDENSED BALANCE SHEET
	(In thousands, except share amounts)

	September 30, 2015	December 31, 2014
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$45,921	$22,604
Accounts receivable, trade, less allowance of $9,710 and $10,017, respectively	250,878	266,727
Other receivables	20,463	20,316
Inventories and supplies	16,355	17,824
Prepaid taxes, licenses and permits	6,974	14,914
Current deferred income taxes	29,541	34,066
Income taxes receivable	1,765	23,435
Other current assets	28,936	26,458
Total current assets	400,833	426,344

Property and equipment	1,885,532	1,786,229
Less – accumulated depreciation	761,200	772,447
Property and equipment, net	1,124,332	1,013,782

Other non-current assets	46,807	40,336
Total assets	$1,571,972	$1,480,462

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$83,436	$64,827
Insurance and claims accruals	61,298	73,814
Accrued payroll	37,057	28,121
Other current liabilities	28,095	19,768
Total current liabilities	209,886	186,530

Long-term debt, net of current portion	75,000	75,000
Other long-term liabilities	21,073	20,021
Insurance and claims accruals, net of current portion	129,895	123,445
Deferred income taxes	232,878	241,606

Stockholders’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized; 80,533,536
shares issued; 71,892,934 and 72,038,368 shares outstanding, respectively	805	805
Paid-in capital	104,619	101,803
Retained earnings	990,638	915,085
Accumulated other comprehensive loss	(13,321)	(9,375)
Treasury stock, at cost; 8,640,602 and 8,495,168 shares, respectively	(179,501)	(174,458)
Total stockholders’ equity	903,240	833,860
Total liabilities and stockholders' equity	$1,571,972	$1,480,462

Werner Enterprises, Inc. - Release of October 20, 2015

Werner Enterprises, Inc. was founded in 1956 and is a premier transportation and logistics company, with coverage throughout North America, Asia, Europe, South America, Africa and Australia. Werner maintains its global headquarters in Omaha, Nebraska and maintains offices in the United States, Canada, Mexico, China and Australia. Werner is among the five largest truckload carriers in the United States, with a diversified portfolio of transportation services that includes dedicated van, temperature-controlled and flatbed; medium-to-long-haul, regional and local van; and expedited services. Werner's Value Added Services portfolio includes freight management, truck brokerage, intermodal, and international services. International services are provided through Werner's domestic and global subsidiary companies and include ocean, air and ground transportation; freight forwarding; and customs brokerage.

Werner Enterprises, Inc.'s common stock trades on The NASDAQ Global Select MarketSM under the symbol “WERN”. For further information about Werner, visit the Company's website at www.werner.com.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to the Company's management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure.